Exhibit 99.1

SCM Microsystems Reports Third Quarter 2005 Results

          FREMONT, Calif., Nov. 9 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for its third quarter ended September 30, 2005.

          Revenues in the third quarter of 2005 were $13.3 million, in line with management’s revised guidance of $13 million to $14 million, published October 12, 2005, compared with revenues of $11.0 million in the third quarter of 2004. Third quarter 2005 revenues benefited from unexpectedly strong seasonal demand from a small number of customers that the company does not expect to continue in the fourth quarter. By product segment, third quarter 2005 revenues included $5.3 million from sales of digital TV security modules, $3.9 million from sales of smart card readers and other products for PC and network security, and $4.1 million from sales of OEM digital media reader technology. Gross margin in the third quarter of 2005 was 39%, within the range of management guidance of 38% to 41%. Gross margin in the third quarter benefited from a net release of reserves for inventory previously written down of approximately $0.9 million, offset by $0.2 million in severance costs related to the outsourcing of manufacturing operations at the company’s Singapore facility.

          Operating expenses, as reported in accordance with GAAP, were $7.3 million in the third quarter of 2005, including net charges for amortization of intangibles, restructuring and other items of $0.2 million. This compares with operating expenses of $7.7 million in the third quarter of 2004, which included $0.2 million of net charges for amortization, restructuring and other items. Operating loss for the quarter, as reported in accordance with GAAP, was $(2.1) million, compared with operating loss of $(4.6) million in the year ago quarter.

          Loss from continuing operations for the third quarter of 2005, as reported in accordance with GAAP, was $(1.8) million, or $(0.11) per share, compared with loss from continuing operations of $(4.2) million, or $(0.27) per share, in the third quarter of 2004.

          Robert Schneider, chief executive officer of SCM Microsystems, commented, “In addition to the beneficial impact of the unexpected seasonal demand that we experienced in the third quarter, there were positive developments across our business lines. Q3 marked our second quarter of recognizing revenue from sales of our digital TV modules in South Korea under contracts that include commitments through 2007. Demand for our smart card readers continues to be steady in Europe and promising across all regions, driven by current and anticipated smart card programs in the enterprise, healthcare, financial and government sectors. We successfully introduced new digital media reader products both for photo kiosk and consumer electronics applications, confirming our position as a leader in the OEM digital photo reader market. On the operational side, we completed the outsourcing of our manufacturing operations in a move intended to streamline product production and supply and reduce costs.”

          For the fourth quarter of 2005, management currently estimates that revenues will be in the range of $10 million to $13 million, reflecting continued pressure on sales of Digital TV products in Europe and a lack of visibility into the timing of anticipated digital security projects in the U.S. and Europe. Gross margin for the fourth quarter of 2005 is currently expected to be between 38% and 41% of total revenues.  Within this range of revenues and gross margin, SCM expects to record an operating loss in the fourth quarter of 2005.

          SCM does not plan to hold a conference call or webcast to discuss the results of its 2005 third quarter.  For more information on SCM’s third quarter results, please see the Company’s Quarterly Report on Form 10-Q for quarter ended September 30, 2005, filed with the U.S. Securities and Exchange Commission on November 9, 2005.

          About SCM Microsystems

          SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells its smart card reader technology for PC, network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

          NOTE:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements regarding our expectations for revenues, gross margin and operating performance in the fourth quarter of 2005. These statements are subject to risks and uncertainties, which may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, both filed with the U.S. Securities and Exchange Commission.

          NOTE:  All trade names are trademarks or registered trademarks of their respective holders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2005	2004	2005	2004

Revenues	$13,312	$10,957	$34,335	$35,698
Cost of revenues	8,117	7,825	22,249	25,443

Gross margin	5,195	3,132	12,086	10,255

Operating expenses:
Research and development	2,196	2,486	6,921	8,039
Sales and marketing	2,237	2,744	7,301	9,116
General and administrative	2,696	2,303	7,455	8,077
Amortization of intangible assets	163	278	513	872
Restructuring and other charges (credits)	25	(82)	188	(140)

Total operating expenses	7,317	7,729	22,378	25,964

Loss from operations	(2,122)	(4,597)	(10,292)	(15,709)
Interest and other, net	467	359	2,143	1,132

Loss from continuing operations before income taxes	(1,655)	(4,238)	(8,149)	(14,577)
Benefit (provision) for income taxes	(137)	59	40	(67)

Loss from continuing operations	(1,792)	(4,179)	(8,109)	(14,644)
Loss from discontinued operations	(166)	(96)	(435)	(203)
Gain (loss) on sale of discontinued operations	(89)	186	(74)	248

Net loss	$(2,047)	$(4,089)	$(8,618)	$(14,599)

Loss per share from continuing operations:
Basic and diluted	$(0.11)	$(0.27)	$(0.52)	$(0.95)
Income (loss) per share from discontinued operations:
Basic and diluted	$(0.02)	$0.01	$(0.04)	$0.00

Loss per share:
Basic and diluted	$(0.13)	$(0.26)	$(0.56)	$(0.95)

Shares used in computing loss per share:
Basic and diluted	15,542	15,426	15,517	15,382

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2005	December 31, 2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$35,808	$46,153
Accounts receivable, net	7,057	8,700
Inventories	5,319	8,319
Other current assets	2,725	2,336

Total current assets	50,909	65,508
Property, equipment and other assets, net	4,943	6,059
Intangibles, net	1,053	1,740

Total assets	$56,905	$73,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,700	$4,790
Accrued expenses and other current liabilities	15,533	21,557

Total current liabilities	20,233	26,347
Deferred tax liability	111	131
Stockholders’ equity	36,561	46,829

Total liabilities and stockholders’ equity	$56,905	$73,307

SOURCE  SCM Microsystems, Inc.
          -0-                              11/09/2005
          /CONTACT:  Steve Moore, Chief Financial Officer, +1-510-360-2300, or
smoore@scmmicro.com, or Darby Dye, Investor Relations-US, +1-510-360-2302, or
ddye@scmmicro.com, or Manfred Mueller, Investor Relations-Europe,
+49 89 9595 5140, or mmueller@scmmicro.de, all of SCM Microsystems/
          /Web site:     http://www.scmmicro.com /
          (SCMM)